Exhibit 10.2

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), dated as of April 30, 2024, is made by and between Alter Domus (US) LLC, in its capacities as administrative agent for the lenders (the “Senior Lenders”) and collateral agent for the secured parties under and pursuant to the Senior Credit Agreement (as hereinafter defined) (in such capacities, together with its successors and assigns in such capacity, the “Senior Agent”), and Hudson Structured Capital Management Ltd., as agent for the lenders (the “Subordinated Lenders”) under and pursuant to the Subordinated Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacities, the “Subordinated Agent”), and is acknowledged by States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation, (the “Borrower”), and each of its subsidiaries party to the Senior Credit Agreement and/or the Subordinated Credit Agreement on the date hereof as “Guarantors” thereunder (such subsidiaries, together with the Borrower, each an “Original Obligor” and collectively, the “Original Obligors”).

WHEREAS, the Original Obligors, the Senior Agent and the Senior Lenders have entered into that certain Senior Loan and Security Agreement, dated as of the date hereof (the “Original Senior Credit Agreement”). The repayment of the Senior Obligations (as hereinafter defined) is secured by, among other things, security interests in and liens on substantially all of the assets of the Obligors pursuant to certain collateral documents in favor of the Senior Agent for the benefit of the Senior Lenders and the other Secured Parties (as defined in the Senior Credit Agreement).

WHEREAS, the Original Obligors, the Subordinated Agent and the Subordinated Lenders have entered into that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Subordinated Credit Agreement”). The repayment of the Subordinated Obligations (as hereinafter defined) is secured by, among other things, security interests in and liens on substantially all of the assets of the Obligors pursuant to certain collateral documents in favor of the Subordinated Agent.

WHEREAS, the Senior Agent, for and on behalf of itself and the other Secured Parties (as defined in the Senior Credit Agreement), and the Subordinated Agent for and on behalf of itself and the other Secured Parties (as defined in the Subordinated Credit Agreement), wish to enter into this Agreement to establish their respective rights and priorities in the obligations under the Senior Credit Agreement and the Subordinated Credit Agreement, the Collateral and their claims against the Obligors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Agent and the Subordinated Agent hereby agree as follows:

1.    Definitions; Rules of Construction.

a.    Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the following meanings:

“Additional Subordinated Lender Financing” has the meaning set forth in Section 6.a.(2).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Collateral” means all assets and properties wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible of the Obligors or any other Person in or upon which either the Senior Agent or the Subordinated Agent is required or purported to now have or hereafter acquire a Lien pursuant to the terms of the Senior Loan Documents or the Subordinated Loan Documents, as the case may be, together with all rents, issues, profits, products, and Proceeds thereof.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means “Default” as defined in the Senior Credit Agreement.

“DIP Financing” has the meaning set forth in Section 5.c.

“Discharge of Senior Indebtedness” means payment in full in cash of all Senior Obligations (excluding Unasserted Contingent Indemnification Claims) and the termination of all commitments to extend credit under the Senior Loan Documents.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or insurable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, insurable or exercisable.

“Event of Default” means “Event of Default” as defined in the Senior Credit Agreement.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means, in each case, with respect to the Senior Agent and the Senior Lenders, on one hand, and the Subordinated Agent and the Subordinated Lenders, on the other hand, with respect to the Collateral:

(a) the taking of any action to foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any of the Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Senior Loan Documents, the Subordinated Loan Documents, applicable law or in an Insolvency Proceeding, including the election to retain Collateral in satisfaction of a Lien,

(c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set-off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral (including the notification of account debtors),

(d) the sale, conveyance, assignment, transfer, lease, license, or other disposition of any Collateral, by private or public sale, other disposition or any other means permissible under applicable law,

(e) the solicitation of bids from third parties to conduct the liquidation of any Collateral or to engage,

(f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of marketing, promoting and selling the Collateral,

(g) the exercise of any other enforcement rights or secured creditor remedy relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests and including any right of recoupment or set-off) whether under the Senior Loan Documents, the Subordinated Loan Documents, applicable law or in an Insolvency Proceeding or otherwise,

(h) the commencement of, or the joinder with any creditor (other than the Senior Lenders and the Senior Agent) in commencing any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries,

(i) the disposition of Collateral by any Obligor after the occurrence and during the continuation of an Event of Default with the consent of Senior Agent or Subordinated Agent, as applicable, and/or

(j) to receive a transfer of Collateral in satisfaction of indebtedness or any other obligation secured thereby.

“Insolvency Proceeding” means “Insolvency Proceeding” as defined in the Senior Credit Agreement.

“Non-Conforming Plan of Reorganization” shall mean any plan of reorganization that does not provide for the Discharge of Senior Indebtedness on the effective date of such plan or is not otherwise consistent with the other provisions of this Agreement.

“Obligor” means each of the Original Obligors and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the Senior Indebtedness or the Subordinated Obligations.

“Payment Collateral” means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case, composing a portion of the Collateral.

“Permitted Payments” means (i) the payment of the “Payoff Amount” pursuant to (and as defined in) the agreement and fifth amendment, dated as of March 28, 2024 , to the Original Subordinated Credit Agreement (such amendment, the “Fifth Subordinated Credit Agreement Amendment”), on and subject to the occurrence of the “Project Beacon Closing Date” (as defined therein), (ii) the reimbursement of certain costs and expenses accrued and owing pursuant to Section 12.10 of the Original Subordinated Credit Agreement in an aggregate amount of $200,000.00 (of which (x) $150,000 may be paid on the date hereof and (y) $50,000 may be paid by the Obligors upon receipt of a customary invoice from the Subordinated Agent) and (iii) the reimbursement of certain costs and expenses accrued and owing pursuant to Section 12.10 of the Original Subordinated Credit Agreement on, and subject to the occurrence of, the “Project Beacon Closing Date” as provided in Section 9 of the Fifth Subordinated Credit Agreement Amendment.

“Permitted Refinancing” has the meaning set forth in Section 6.c.

“Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Rami Payment Rights” means the Subordinated Lenders’ right to payment pursuant to Section 2.2(d)(vi) of the Original Subordinated Credit Agreement, which right to payment shall not, in any event, exceed $16,000,000 in the aggregate.

“Recovery” has the meaning set forth in Section 5.b.

“Refinancing” means to amend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify from time to time (including by means of any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof).

“Release Event” means any sale or other disposition of Collateral (a) in connection with any Exercise of Secured Creditor Remedies by the Senior Agent, (b) by one or more Obligors with the consent of the Senior Agent either (i) after the occurrence and during the continuance of a Default or an Event of Default, which sale or other disposition is conducted by such Obligor with the consent of the Senior Agent in connection with efforts by the Senior Agent to either (x) collect the Senior Indebtedness through the sale or other disposition of Collateral, or (y) assist the Obligors in restructuring their business operations to allow the Obligors to continue to perform their obligations with respect to the Senior Indebtedness, or (ii) in a sale during an Insolvency Proceeding (including a sale pursuant to Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization) or (c) permitted by the Senior Loan Documents.

“Reorganization Securities” shall mean (a) debt or equity securities of any Obligor or any of their respective successors as reorganized in an Insolvency Proceeding and (b) other debt or equity securities of any Obligor or any other Person provided for by a plan of reorganization in an Insolvency Proceeding, in each case of clauses (a) and (b), that (i) the payment on, of, or with respect to which is subordinated in right of payment and in all other respects (including all provisions relating to amortization and prepayment or, if applicable, redemption or repurchase) to all Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) to the same or greater extent that the Subordinated Indebtedness is subordinated to the Senior Indebtedness under this Agreement, (ii) are not secured by a Lien on any assets unless (x) the Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) is also secured by a similar Lien on such assets, and (y) the Liens securing such securities are subordinated to the Liens securing the Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) to the same or greater extent that Subordinated Agent’s Liens on the Collateral are subordinated under this Agreement to Senior Agent’s Lien on the Collateral, (iii) do not have the benefit of any obligation of any Person (whether as issuer, co-maker, guarantor or otherwise) unless the Senior Indebtedness (or any debt or equity securities issued in substitution of all or any portion of any Senior Indebtedness) has at least the same benefit of the obligation of such Person and (iv) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of, or other obligor on, such debt or equity securities than are the terms of the Subordinated Indebtedness as in effect on the date hereof, in each case with respect to clauses (i) through (iv), to the reasonable satisfaction of Senior Agent (at the written direction of the requisite Senior Lenders).

“Senior Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Senior Credit Agreement or any other Senior Loan Document, including any and all amounts payable to the Senior Agent or any Senior Lender, all principal, prepayment or other premium, interest, fees, attorneys’ fees, costs, charges, expenses, indemnities, guarantees, and all other amounts payable under any Senior Loan Document or in respect thereof (including, in each case, all interest, premiums, fees, attorney’s fees and other amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding).

“Senior Loan Documents” means the Senior Credit Agreement and the other Loan Documents (as such term is defined in the Original Senior Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with the Senior Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in each case as of the date hereof or as may be amended, restated, modified, renewed, refunded, replaced or refinanced in accordance with the terms of this Agreement.

“Senior Credit Agreement” means the Original Senior Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Agreement Obligations (as such term is defined in the Original Senior Credit Agreement) or any commitment in connection therewith or all or any portion of the amounts owed under any other agreement that itself is a Senior Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Senior Indebtedness that may be incurred thereunder, in each case as the Senior Credit Agreement may be amended, restated, modified, renewed, refunded, replaced, refinanced, extended or otherwise modified to be in accordance with the terms of this Agreement.

“Senior Obligations” means the “Obligations” as defined in the Senior Loan Documents and shall include all Senior Indebtedness.

“Subordinated Credit Agreement” means the Original Subordinated Credit Agreement, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Subordinated Obligations or any commitment in connection therewith or all or any portion of the amounts owed under any other agreement that itself is a Subordinated Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders, in each case as of the date hereof or as may be amended, restated, modified, renewed, refunded, replaced or refinanced in accordance with the terms of this Agreement.

“Subordinated Loan Documents” means the Subordinated Credit Agreement and the other Loan Documents (as such term is defined in the Original Subordinated Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Subordinated Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time.

“Subordinated Obligations” means all Obligations (as defined in the Subordinated Credit Agreement) and all other amounts owing, due or secured under the terms of the Subordinated Credit Agreement or any other Subordinated Loan Document, including any Additional Subordinated Lender Financing and all amounts payable to the Subordinated Agent or any Subordinated Lender, all principal, prepayment or other premium, interest (including payment-in-kind interest), fees (including payment-in-kind fees), attorneys’ fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under any Subordinated Loan Document or in respect thereof (including, in each case, all interest, premiums, fees, attorney’s fees and other amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person, or that would have accrued or become due under the terms of the Subordinated Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding), in each case, excluding the Rami Payment Rights, which Rami Payment Rights shall at all times be senior and prior in all respects to the Senior Obligations notwithstanding any term or provision hereof to the contrary.

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York, or the Uniform Commercial Code (or any similar or equivalent legislation) of the jurisdictions which govern the perfection of the security interest in the particular item of the Obligors’ property to which the definition is applied.

“Unasserted Contingent Indemnification Claims” means “Unasserted Contingent Indemnification Claims” as defined in the Senior Credit Agreement.

b.    Terms Defined in the Original Senior Credit Agreement. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the Original Senior Credit Agreement.

c.    Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to a plan of reorganization shall be construed to include a plan of liquidation or other dispositive restructuring plan in any Insolvency Proceeding.

2.    Subordination.

a.    Payment Subordination. Subject to the terms hereof, each of the Subordinated Agent and Subordinated Lenders hereby subordinates and defers, to the extent and in the manner set forth herein, the payment (including, without limitation, in connection with any Exercise of Secured Credit Remedies or any Insolvency Proceeding) of any and all Subordinated Obligations, including all indebtedness or other obligations (including, principal, interest, fees, prepayment or other premiums, indemnities, payment of legal fees and disbursements of counsel and other amounts and all guarantees in respect of any thereof) under the Subordinated Loan Documents which may be now or hereafter owing by any Obligor to any such Subordinated Agent or Subordinated Lender to the prior Discharge of Senior Indebtedness. Except as set forth in Section 4 of this Agreement, unless and until the Discharge of Senior Indebtedness shall have occurred, without the prior written consent of the Senior Agent (at the written direction of the requisite Senior Lenders), neither the Subordinated Agent nor any Subordinated Lender shall accept, take or receive, by payment, in cash or in kind (other than payments-in-kind of interest, fees or other amounts), by way of setoff, or in any other manner, from any Obligor the whole or any part of any sums which may now or hereafter be owing to the Subordinated Agent or any Subordinated Lender on account of the Subordinated Obligations.

b.    Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Senior Agent (or any Senior Lender) or the Subordinated Agent (or any Subordinated Lender) in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Senior Agent (or any Senior Lender) or the Subordinated Agent (or any Subordinated Lender) in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or the Subordinated Loan Documents, (iv) whether the Liens securing all or part of the Senior Indebtedness are valid, perfected, enforceable, void, avoidable, subordinated, disputed, or allowed, (v) the fact that any such Liens in favor of the Senior Agent securing the Senior Indebtedness are (x) subordinated to any Lien securing any obligation of any Obligor other than the Subordinated Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vi) any other circumstance whatsoever, the Senior Agent, on behalf of itself and the other Secured Parties, and the Subordinated Agent, on behalf of itself and the Subordinated Lenders, hereby agree that:

(1)    any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Subordinated Agent or any Subordinated Lender that secures all or any portion of the Subordinated Obligations, shall in all respects be junior and subordinate to all Liens granted to the Senior Agent or any Senior Lender in the Collateral to secure all or any portion of the Senior Indebtedness, and

(2)    any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Senior Agent or any Senior Lender that secures all or any portion of the Senior Indebtedness shall in all respects be senior and prior to all Liens granted to the Subordinated Agent or any Subordinated Lender in the Collateral to secure all or any portion of the Subordinated Obligations.

c.    Limitation on Remedies. Until the Discharge of Senior Indebtedness shall have occurred, without the prior written consent of the Senior Agent (at the written direction of the requisite Senior Lenders), neither the Subordinated Agent nor any Subordinated Lender shall at any time,

(1)    accelerate, demand or otherwise make due and payable prior to the original due date thereof any portion of the Subordinated Obligations (it being understood, for the avoidance of doubt, that this clause (1) is not intended to limit automatic acceleration upon an actual or deemed entry of an order for relief with respect to any Obligor or its subsidiaries under any Debtor Relief Law that does not require any action under the Subordinated Loan Documents on the part of the Subordinated Agent or the Subordinated Lenders), provided that if an Event of Default has occurred and is continuing, Subordinated Agent may charge default interest provided in the Subordinated Loan Documents (but not receive payments on account thereof),

(2)    commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including any Insolvency Proceeding) against any Obligor or any Obligor’s assets, in each case, for the purpose of effecting an Exercise of Secured Creditor Remedies or otherwise in any way relating to or in connection with the Subordinated Loan Documents,

(3)    Exercise Any Secured Creditor Remedies or exercise any other enforcement rights or remedies as against any Obligor’s assets,

(4)    possess any assets of any Obligor, send any notice to or otherwise receive or accept any proceeds of the Collateral or seek to obtain payment directly from any account debtor of any Obligor, sue for an attachment, an injunction, a keeper, a receiver or any other similar legal or equitable remedy, exercise any rights of set off or recoupment, or otherwise take any action whatsoever, directly or indirectly to collect any amounts on the Subordinated Obligations from any Obligor or any of its assets,

(5)    commence or cause to be commenced or join with any creditor (other than the Senior Lenders and the Senior Agent) in commencing any Insolvency Proceeding against any Obligor,

(6)    in any Insolvency Proceeding, submit or prosecute any “credit bid” or other offer to acquire any of the Collateral pursuant to Section 363 of the Bankruptcy Code or otherwise that does not provide for the complete Discharge of Senior Indebtedness,

(7)    will not contest, protest or object to any Exercise of Secured Creditor Remedies by the Senior Agent or Senior Lenders, including any foreclosure proceeding or action brought by the Senior Agent or any Senior Lender or any other exercise by the Senior Agent or any Senior Lender of any rights and remedies relating to the Collateral under the Senior Loan Documents or otherwise, or

(8)     will not object to the forbearance by the Senior Agent or the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral.

Notwithstanding anything herein to the contrary, no provision of this Agreement shall at any time prohibit, limit, or restrict the Subordinated Agent or the Subordinated Lenders from (A) filing proofs of claim or proofs of interest against any Obligor in any Insolvency Proceeding involving such Obligor, (B) taking any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Obligations, or the rights of the Senior Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) the Liens securing the Subordinated Obligations against the Collateral or establish priority (subject to the prior ranking of Liens securing the Senior Indebtedness against the Collateral in accordance with this Agreement), except through possession or control in accordance with the terms of this Agreement, (C) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Agent or Subordinated Lenders, including any claims secured by the Collateral or otherwise make any agreements or file any motions or objections pertaining to the rights of the Subordinated Agent or Subordinated Lenders, if any, in each case in accordance with the terms of this Agreement, (D) vote on any plan of reorganization that is consistent in all respects with Section 5j., (E) the making of a bid on all or any portion of the Collateral in any foreclosure proceeding or action, including, for the avoidance of doubt and without limitation, any sale pursuant to Section 363 of the Bankruptcy Code, provided that the Discharge of the Senior Indebtedness shall occur immediately upon closing of the sale, (F) delivering any notice of default in respect of the Subordinated Obligations, reservation of rights or similar letters of notices or (G) solely if the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement (as defined in the Fifth Subordinated Credit Agreement Amendment)) has occurred without payment in full of the payments described in clauses (i) and (iii) of the definition of Permitted Payments, enforcing rights under the Fifth Subordinated Credit Agreement Amendment to receive such payments (as applicable).

If any distributions or other proceeds resulting from any Exercise of Secured Creditor Remedies are obtained by the Subordinated Agent or any Subordinated Lender, then and in such event, the turn-over and other obligations of the Subordinated Agent and the Subordinated Lenders set forth in Section 7 shall apply.

d.    Release of Liens. In the event of any private or public sale or other disposition of all or any portion of the Collateral in connection with a Release Event at any time prior to the date upon which the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that the Liens securing the Subordinated Obligations with respect to such Collateral shall automatically be released without any further action by any party and such sale or disposition will be free and clear of the Liens securing the Subordinated Obligations and, if the sale or other disposition includes Equity Interests in any Obligor or any of its Subsidiaries, the Subordinated Agent further agrees, for and on behalf of itself and the Subordinated Lenders, that any guarantees by such Obligor or Subsidiary shall automatically be released without any further action by any party; provided that, in each case, (i) the Senior Agent also releases its Liens on such Collateral, (ii) the Proceeds of such disposition of such Collateral are applied, with respect to (x) any sale or other disposition of Collateral pursuant to clauses (a) and (b) in the definition of “Release Event” hereunder, to permanently repay (or otherwise reduce in the case of a credit bid) the Senior Indebtedness, or (y) any sale or other disposition of Collateral pursuant to clause (c) in the definition of “Release Event” hereunder, in accordance with the terms of the Senior Credit Agreement and (iii) the Subordinated Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the Proceeds of such Collateral, except to the extent applied to repay the Senior Indebtedness in accordance with the preceding clause (ii) of this Section 2.d. The Subordinated Agent agrees, for and on behalf of itself and the Subordinated Lenders, without recourse to or warranty by the Subordinated Agent, that, in connection with any such sale or other disposition (i) the Senior Agent (and its agents or other designees) are authorized to file any and all UCC Lien releases and/or terminations of the Liens held by the Subordinated Agent or any Subordinated Lender in connection with such a sale or other disposition, and (ii) it will execute any and all Lien and guaranty releases or other documents reasonably requested by the Senior Agent in connection therewith and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby irrevocably appoints the Senior Agent as its and their lawful attorney in fact to execute any and all such Lien releases and other documents.

e.    Waiver of Rights to Contest Senior Indebtedness. The Subordinated Agent hereby acknowledges and agrees, for and on behalf of itself and the Subordinated Lenders, that no covenant, agreement or restriction contained in the Subordinated Loan Documents or otherwise shall be deemed to restrict in any way the rights and remedies of the Senior Agent or the Senior Lenders with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents. In addition, subject only to the rights of the Subordinated Agent and Subordinated Lenders to enforce the terms of this Agreement, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, waives its and their right, and agrees that neither it nor any Subordinated Lender shall take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, attachment, recharacterization or perfection of the Liens of the Senior Agent in any Collateral, the validity, priority, enforceability, recharacterization or allowance of any of the claims of the Senior Agent or any holder of Senior Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Subject only to the rights of the Subordinated Agent and Subordinated Lenders to enforce the terms of this Agreement, the Subordinated Agent agrees, for and on behalf of itself and the Subordinated Lenders, that neither it nor any Subordinated Lender will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Senior Agent or any Senior Lender under the Senior Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise. Subject only to the rights of the Subordinated Agent and Subordinated Lenders to enforce the terms of this Agreement, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives any and all rights it or any Subordinated Lender may have as a junior lien or unsecured creditor to contest, protest, object to, interfere with the manner in which the Senior Agent seeks to enforce the Liens in any Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing all or any portion of the Senior Indebtedness are avoided, disallowed, set aside, or otherwise invalidated in any Insolvency Proceeding, judicial proceeding or otherwise).

f.    Acknowledgement of Liens. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, acknowledges and agrees that the Senior Agent, for the benefit of the Secured Parties, has been granted Liens upon all of the Collateral in which the Subordinated Agent has been granted Liens and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby consents thereto. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that neither it nor any Subordinated Lender shall obtain a Lien on any asset or Collateral to secure all or any portion of the Subordinated Obligations unless concurrently therewith, the Senior Agent obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. The subordination of Liens and claims by the Subordinated Agent and the Subordinated Lenders in favor of the Senior Agent and the Senior Lenders shall not be deemed to subordinate the Subordinated Agent’s Liens or claims to the Liens or claims of any other Person that is not a holder of Senior Indebtedness.

g.    New Liens. So long as the Discharge of Senior Indebtedness shall not have occurred, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of any Borrower or any other Obligor to secure any Subordinated Obligation unless, subject to the terms of this Agreement, substantially concurrently therewith, a senior and prior Lien shall be granted on such asset to secure the Senior Obligations. To the extent that the foregoing provisions of this Section 2.g are not complied with for any reason, without limiting any other rights and remedies available to Senior Agent or the Senior Lenders, the Subordinated Agent, on behalf of the Subordinated Lenders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.g shall be subject to the terms of this Agreement.

h.    Liens. The parties intend that all Collateral securing the Subordinated Obligations secure the Senior Obligations and all Collateral securing the Senior Obligations secure the Subordinated Obligations. Accordingly, subject to the other provisions of this Agreement, the parties will use commercially reasonable efforts to cooperate with respect to the foregoing.

i.     Waiver of Rights to Contest Subordinated Obligations. The Senior Agent, for and on behalf of itself and the Senior Lenders, waives its and their right, and agrees that neither it nor any Senior Lender shall take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Subordinated Agent or any Subordinated Lender in any Collateral, the validity, priority, enforceability or allowance of any of the claims of the Subordinated Agent or any holder of Subordinated Obligations against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof; provided that nothing in this  Section 2i. shall be construed to prevent or impair the rights of the Senior Agent or any Senior Lender to enforce this Agreement.

j.    Enforcement of Security. The Senior Agent, for and on behalf of itself and the Senior Lenders, shall have the exclusive right (as between the Senior Agent and the Senior Lenders on the one hand and the Subordinated Agent and the Subordinated Lenders on the other hand), subject to the other provisions of this Agreement and the Senior Loan Documents, to manage, perform and enforce the terms of the Senior Loan Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder in accordance with the applicable Senior Loan Documents, including the exclusive right to adjust and settle insurance proceeds and condemnation awards, to take or retake control or possession of the Collateral and to hold, prepare for sale, process, dispose of, or liquidate the Collateral in connection with an Exercise of Secured Creditor Remedies and to incur expenses in connection with such disposition and to exercise all the rights and remedies of a secured lender under the UCC and applicable Debtor Relief Law in such order and in such manner as the Senior Agent and the Senior Lenders may determine in their sole discretion without consulting with or obtaining the consent of the Subordinated Agent or any Subordinated Lender and regardless of whether any such exercise is adverse to the interests of the Subordinated Agent or any Subordinated Lender, except as otherwise required pursuant to the UCC and applicable law.

3.    Bailee for Perfection.

a.    The Senior Agent and the Subordinated Agent each agree that if it shall at any time hold a Lien on any Collateral that can be perfected by possession or control of such Collateral under the UCC or other applicable law, the, the Senior Agent and the Subordinated Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) (such Collateral being referred to as the “Pledged Collateral”), as bailee, on behalf of, and as a non-fiduciary agent for the Subordinated Agent and the Subordinated Lenders or the Senior Agent and the Senior Lenders, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the Liens granted under the Subordinated Loan Documents or the Senior Loan Documents, as applicable, subject to the terms and conditions of this Section 3. Unless and until the Discharge of Senior Indebtedness, the Subordinated Agent agrees to promptly notify the Senior Agent of any Pledged Collateral held by it or by any Subordinated Lender, and, at any time prior to the Discharge of Senior Indebtedness, the Subordinated Agent or such Subordinated Lender holding any Pledged Collateral shall promptly deliver to the Senior Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow the Senior Agent to obtain control of such Pledged Collateral). The Subordinated Agent agrees to assign to the Senior Agent each deposit account control agreement entered into by the Subordinated Agent to the extent capable of such assignment (or otherwise amend or replace each such deposit account control agreement in a manner reasonably acceptable to the Senior Agent (at the written direction of the requisite Senior Lenders) to effectuate the Senior Agent’s perfection by control with respect thereto to the extent capable of such amendment), as promptly as practicable, and to take such other actions as the Senior Agent may reasonably request in connection with the foregoing.

b.    The Senior Agent shall have no obligation whatsoever to the Subordinated Agent or any Subordinated Lender to ensure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 3. The Subordinated Agent shall have no obligation whatsoever to the Senior Agent or any Senior Lender to ensure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 3. The duties or responsibilities of the Senior Agent under this Section 3 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 3 and delivering the Pledged Collateral upon a Discharge of Senior Indebtedness as provided in clause (d) of this Section 3. The duties or responsibilities of the Subordinated Agent under this Section 3 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 3 and delivering the Pledged Collateral to the Senior Agent as provided in clause (a) of this Section 3 and taking such actions as are set forth in the last sentence of clause (a) of this Section 3.

c.    The Senior Agent acting pursuant to this Section 3 shall not have by reason of the Senior Loan Documents, the Subordinated Loan Documents, or this Agreement a fiduciary relationship in respect of the Subordinated Agent or any Subordinated Lender. The Subordinated Agent acting pursuant to this Section 3 shall not have by reason of the Senior Loan Documents, the Subordinated Loan Documents, or this Agreement a fiduciary relationship in respect of the Senior Agent or any Senior Lender.

d.    Upon the Discharge of Senior Indebtedness, the Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Subordinated Agent to the extent the Subordinated Obligations remain outstanding as confirmed in writing by the Subordinated Agent, and, to the extent that the Subordinated Agent confirms no Subordinated Obligations are outstanding, second, to the Obligors or any other applicable Person designated by the Obligors to the extent no Senior Indebtedness and no Subordinated Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral or as the Obligors may direct).

e.    Upon the Discharge of Senior Indebtedness, the Senior Agent shall deliver change notices (or similar documents) necessary to transfer control of deposit accounts (to the extent such deposit accounts are subject to deposit account control agreements under which the Senior Agent is the controlling agent) from the Senior Agent, first, to the Subordinated Agent to the extent the Subordinated Obligations remain outstanding as confirmed in writing by the Subordinated Agent, and, to the extent that the Subordinated Agent confirms no Subordinated Obligations are outstanding, second, to the Obligors or any other applicable Person as the Obligors may direct to the extent no Senior Indebtedness or the Subordinated Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such deposit accounts or as the Obligors may direct). Except as expressly set forth in the foregoing sentence and notwithstanding anything to the contrary contained in this Section 3, the Senior Agent shall have no obligation to (i) assign any deposit account control agreement with a third party to the Subordinated Agent to the extent that the terms of such deposit account control agreement prohibit any such assignment or otherwise require the consent of such third party that is not granted or (ii) take any action to assist the Subordinated Agent with respect to the replacement of any such deposit account control agreement that cannot be so assigned.

4.    Permitted Payments.

a.    Subordinated Obligations Payment Restrictions. Until the Discharge of Senior Indebtedness shall have occurred, no payment or distribution of any kind or character (whether of principal, interest, fees or other amounts and whether in cash, securities, assets, by set-off, or otherwise, including any payment that may be payable by reason of the payment of any other Indebtedness of the Obligors being subordinated to the payment of the Subordinated Obligations) on account of any Subordinated Obligations shall be made by or on behalf of the Obligors, and (subject to Section 2(c)) neither the Subordinated Agent nor any Subordinated Lender will accept, ask for, demand, sue for, take, receive or accelerate any such payment, directly or indirectly, from or on behalf of any of the Obligors except for the Permitted Payments. For the avoidance of doubt, no limitation set forth in this Section 4a. shall apply to the Rami Payment Rights.

b.    No Prepayment or Acceleration of Subordinated Obligations. Except as expressly set forth in Section 4.a. of this Agreement, until the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent agrees, for and on behalf of itself and the Subordinated Lenders, that neither it nor any Subordinated Lender shall take, accept or receive any payment or prepayment of the principal of any Subordinated Obligations, any payments resulting from any breach or default under any of the Subordinated Loan Documents, any prepayment as a result of the acceleration of any amounts due under any Subordinated Loan Document, or any other direct or indirect payments or distributions whatsoever on account of the Subordinated Obligations, unless, in the case of any other payment or prepayment, the Senior Agent (at the written direction of the requisite Senior Lenders) has otherwise agreed.

c.    In the event that, notwithstanding the terms of the foregoing Section 4.a of this Agreement, the Obligors shall make any prohibited payment to the Subordinated Agent or any Subordinated Lender or the Subordinated Agent or any Subordinated Lender shall otherwise receive any prohibited payment, then and in such event, the turn-over and other obligations of the Subordinated Agent and the Subordinated Lenders set forth in Section 7 shall apply.

5.    Insolvency Proceeding.

a.    Continuing Priority; Reinstatement.

(1)    This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency Proceeding. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code. All references herein to any Obligor shall include such Obligor as a debtor-in-possession and any receiver or trustee for such Obligor. In the event of any Insolvency Proceeding relative to any Obligor or any arrangement, adjustment, composition or relief of any Obligor or such Obligor’s debts or any marshaling of the assets of any Obligor, then, in each case, (i) all Senior Indebtedness shall first be paid in full in cash (other than Unasserted Contingent Indemnification Claims) before any payment is made on the Subordinated Obligations; and (ii) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which the Subordinated Agent or any Subordinated Lender would be entitled but for the provisions of this Section 5.a (including any payment or distribution which may be payable or deliverable to any Subordinated Lender by reason of the payment of any other Indebtedness of such Obligor or its Subsidiaries being subordinated to payment of the Subordinated Obligations) shall be paid or delivered by the Person making such payment or distribution, including, but not limited to, a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Senior Agent to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid (other than Unasserted Contingent Indemnification Claims). In the event that, in the circumstances contemplated by this Section 5.a, and notwithstanding the foregoing provisions of this Section 5.a, the Subordinated Agent or any Subordinated Lender shall have received any payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that it is not entitled to receive under the foregoing provisions, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Senior Agent in accordance with Section 7 of this Agreement.

(2)    If the Senior Agent, any Senior Lender or any other holder of any Senior Indebtedness is required in any Insolvency Proceeding relating to any Obligor or otherwise to turn over or otherwise pay any amount previously received by such Person as payment in respect of the Senior Indebtedness (a “Recovery”) to the Obligor’s estate or to any creditor or representative of an Obligor or any other Person, then the Senior Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, consummation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the Senior Indebtedness. No priority or right of the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the Senior Loan Documents or the Subordinated Loan Documents, regardless of any knowledge thereof which the Senior Agent, the Senior Lenders or any holder of Senior Indebtedness may have.

b.    DIP Financing and Cash Collateral.

(1)    If any Obligor shall become subject to a case or proceeding (a “Bankruptcy Case”) under the Bankruptcy Code or any other Debtor Relief Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) to such Obligor under Section 364 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Debtor Relief Law, the Subordinated Agent and each Subordinated Lender agrees that it will not raise, join or support any objection to or in any manner oppose, and that it consents to and shall at all times consent to, any DIP Financing and to the Liens on the Collateral securing the same (“DIP Financing Liens”) and to any use of cash collateral that constitutes Collateral, in each case, that is approved by the Senior Agent (at the written direction of the requisite Senior Lenders) or the Senior Lenders (including any such DIP Financing that includes a “roll-up” or “refinancing” of all or a portion of the Senior Obligations; provided, in the event such DIP Financing includes a “roll-up” of all or a portion of Senior Obligations, then the Subordinated Agent or the Subordinated Lenders may seek a junior replacement or continuing Lien on any Collateral securing such “roll-up” DIP Financing) for the benefit of the Subordinated Agent and the Subordinated Lenders), and except to the extent permitted in this Section 5.b(1) or Section 5(e), will not request adequate protection or any other relief in connection therewith. To the extent (I) that any such DIP Financing Liens are senior to or pari passu with the Liens on any such Collateral for the benefit of the Senior Agent and the Senior Lenders, the Subordinated Agent and each Subordinated Lender will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Senior Agent and the Senior Lenders in their capacities as such are subordinated thereto (including in respect of any customary “carveout”), and (II) such DIP Financing Liens rank senior to or pari passu with the Liens on any such Collateral granted to secure the Senior Obligations, the Subordinated Agent and each Subordinated Lender will confirm the priorities with respect to such Collateral as set forth herein (and are hereby deemed to have consented to such priorities), in each case of clauses (I) and (II), so long as (A) the Subordinated Agent and the Subordinated Lenders retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis the Senior Agent and all the Senior Lenders in their capacities as such (for the avoidance of doubt other than any Liens constituting DIP Financing Liens and subject to a customary “carveout”) as existed prior to the commencement of the Bankruptcy Case (including any priority of payments as set forth in Section 2a.), (B) the Subordinated Agent and the Subordinated Lenders are granted Liens on any additional collateral pledged to the Senior Agent or any Senior Lender as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral with the same priority vis-à-vis the Senior Agent and the Senior Lenders in their capacities as such (for the avoidance of doubt subject to a customary “carveout”) as set forth in this Agreement; and (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Senior Obligations, such amount is applied pursuant to Section 8 (except that the payment of fees and expenses (and post-petition interest with the consent of the Senior Agent) as adequate protection may be paid and retained by the Senior Agent or applicable Senior Lenders); provided, further, that the Senior Agent and Senior Lenders receiving adequate protection (or, in the case of a “roll-up” DIP Financing, in their capacity as providers of such DIP Financing) shall not object to the Subordinated Agent and Subordinated Lenders receiving adequate protection comparable to (but compliant with the terms of this Section 5b.(1), Section 5d. and Section 5e.) any adequate protection granted to the Senior Agent and such Senior Lenders (or, in the case of a “roll-up” DIP Financing, the Liens and claims granted to the Senior Agent and such Senior Lenders as providers of such DIP Financing) in connection with such DIP Financing or use of cash collateral.

(2)    The Subordinated Agent and each Subordinated Lender agrees that none of them shall provide or propose any DIP Financing with a payment or lien priority that is senior to or pari passu with the priority of the Senior Obligations (or that is otherwise inconsistent with the other provisions of this Agreement) unless written consent is provided by the Senior Agent (at the written direction of the requisite Senior Lenders) or the Senior Lenders; provided, that the Subordinated Agent and each Subordinated Lender may propose any DIP Financing that is junior to the payment and lien priority of the Senior Obligations (and any adequate protection Liens and claims with respect to any property granted for the benefit of the Senior Agent and the Senior Lenders in connection therewith) as set forth in Section 2b. (but may be senior, pari passu or junior in payment and lien priority with respect to the Subordinated Obligations and any adequate protection Liens or claims in respect thereof); provided, further, that the Senior Agent and the Senior Lenders may raise, join or support any objection to or otherwise oppose such DIP Financing.

c.    Until the Discharge of the Senior Obligations, the Subordinated Agent, on behalf of itself and the Subordinated Lenders, agrees that none of them shall (i) seek relief from the automatic stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of the Senior Agent (at the written direction of the requisite Senior Lenders) or (ii) oppose any motion by the Senior Agent (at the written direction of the requisite Senior Lenders) or the Senior Agent or any of the Senior Lenders seeking relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

d.    The Subordinated Agent, on behalf of itself and the Subordinated Lenders, agrees that it shall not oppose (nor support any other person in opposing) (i) any motion or other request by the Senior Agent (at the written direction of the requisite Senior Lenders) for adequate protection of the Senior Agent’s Liens upon the Collateral in any form, including any claim of the Senior Agent or the Senior Lenders to post-petition interest, fees, or expenses pursuant to the Senior Loan Documents as a result of their Lien on the Collateral and request for additional or replacement Liens on post-petition assets of the same type as the Collateral and/or for a superpriority administrative claim or (ii) any objection by the Senior Agent or the Senior Lenders claiming a lack of adequate protection with respect to their Liens in the Collateral.

e.    In any Insolvency Proceeding, the Subordinated Agent, on behalf of itself and the Subordinated Lenders, may seek adequate protection in respect of their respective Subordinated Obligations, subject to the provisions of this Agreement, only if the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders, as the case may be, including in connection with a DIP Financing that includes a “roll-up,” are also granted adequate protection (or similar Liens and claims in their capacity as providers of such “roll-up” DIP Financing) in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim, in which event the Subordinated Agent (on behalf of the itself and the Subordinated Lenders) or the Subordinated Agent and the Subordinated Lenders shall receive as adequate protection (x) a Lien on such additional or replacement collateral that is junior to any Liens (including adequate protection Liens) granted to the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders in a manner consistent with Section 2b., and/or (y) a superpriority administrative claim (as applicable) that is subordinate to the Senior Obligations (including any superpriority claim granted in respect thereof) in a manner consistent with Section 2a. In the event the Subordinated Agent on behalf of itself and the Subordinated Lenders seeks or requests (or is otherwise granted) adequate protection in respect of the Subordinated Obligations and such adequate protection is granted in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim, then the Subordinated Agent on behalf of itself and the Subordinated Lenders agrees that the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders, as the case may be, shall also be granted a Lien on such additional or replacement collateral and/or a superpriority administrative claim (as applicable) as adequate protection for its senior interest in the Collateral, and that the Liens granted on such additional or replacement collateral and/or the superpriority administrative claims in respect of Subordinated Obligations (as applicable) shall be subject to Section 2b. in the case of such Liens and subordinate to the superpriority administrative claim of the Senior Agent (on behalf of the itself and the Senior Lenders) or the Senior Agent and the Senior Lenders, as the case may be, on the same basis as the Liens in favor of the Subordinated Agent or the Subordinated Lenders on the Collateral pursuant to this Agreement. Except as otherwise expressly set forth herein, any distributions or other amounts received by the Senior Agent or any Senior Lender in respect of any Lien on additional or replacement collateral and/or a superpriority administrative claim shall be applied in accordance with Section 8. For the avoidance of doubt, any adequate protection granted to the Subordinated Agent or any Subordinated Lender on account of Subordinated Obligations, including replacement liens and administrative claims, shall be accorded the priority otherwise set forth herein as between or among the Senior Obligations and the Subordinated Obligations.

f.    The Subordinated Agent and the Subordinated Lenders will not object to or contest any lawful exercise of remedies by the Senior Agent or the Senior Lenders of the right to credit bid the Senior Obligations at any sale or foreclosure of Collateral, and is deemed to consent to any sale order to which the Senior Agent (at the written direction of the requisite Senior Lenders) has consented so long as the order provides that (i) the Liens in favor of the Subordinated Agent for the benefit of the Subordinated Lenders secured by such Collateral attach to any such Proceeds of such sale or disposition with the same priority vis-à-vis the Senior Agent and the Senior Lenders on the one hand and the Subordinated Agent and the Subordinated Lenders on the other hand as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of this Agreement until application thereof pursuant to Section 2b. and (ii) any proceeds of any Collateral realized therefrom shall be applied pursuant to Section 2a.; provided, that the Subordinated Agent and the Subordinated Lenders shall have the right to credit bid the Subordinated Obligations so long as such credit bid provides for the Discharge of the Senior Indebtedness at the consummation of such sale.

g.    Until the Discharge of the Senior Indebtedness, neither the Subordinated Agent on behalf of the Subordinated Lenders nor the Subordinated Agent or any Subordinated Lender shall assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Collateral. To the extent the Subordinated Agent or any Subordinated Lender receives a recovery on account of any claim under Section 506(c) of the Bankruptcy Code, such proceeds shall be distributed consistently with Section 2a..

h.    Nothing in this Agreement shall prohibit or limit the right of any Senior Lender or Subordinated Lender to receive and retain any Reorganization Securities; provided that any Reorganization Securities received prior to the Discharge of the Senior Indebtedness by the Subordinated Agent or any Subordinated Lender on account of Subordinated Obligations that constitutes a distribution or payment from or on account of the Collateral, a direct or indirect interest in such Collateral (including a direct or indirect Equity Interest in the owner of such Collateral), or the value of such Collateral, will be paid over or otherwise transferred to the Senior Agent for application in accordance with this Agreement, unless such distribution is made under a plan of reorganization or similar dispositive restructuring plan that is consented to by the affirmative vote of all classes composed of the Senior Lenders; provided, further, the Senior Agent will discharge the Senior Obligations first using any cash payment or distribution required to be paid over or otherwise transferred to the Senior Agent, and thereafter, debt or equity securities required to be paid over or otherwise transferred to the Senior Agent.

i.    If, in any Insolvency Proceeding, debt obligations of the reorganized debtor are distributed pursuant to a plan of reorganization, both on account of Senior Obligations and on account of Subordinated Obligations on account of the Collateral or the value thereof, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to priority of such debt obligations.

j.    Plan of Reorganization.

(1)    In furtherance of the provisions of this Agreement, neither the Subordinated Agent nor Subordinated Lenders may (directly or indirectly, in the capacity of a secured or unsecured creditor) propose, support, vote in favor of, or otherwise agree to any Non-Conforming Plan of Reorganization, unless more than two-thirds in amount of allowed claims held by the Senior Lenders agree to vote for any such plan.

(2)    To the extent any vote is cast by the Subordinated Agent or any Subordinated Lender to accept a Non-Conforming Plan of Reorganization, the Subordinated Agent, the Subordinated Lenders and the Obligors agree that (a) the Senior Agent (at the written direction of the requisite Senior Lenders) and any of its officers or agents are hereby irrevocably authorized to cast a vote, on behalf of the Subordinated Agent and Subordinated Lenders, to reject such Non-Conforming Plan of Reorganization and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby irrevocably appoints the Senior Agent as its lawful attorney in fact for the purpose of enabling the Senior Agent to cast such vote, and (b) the Senior Agent (at the written direction of the requisite Senior Lenders) may pursue any available right or remedy under applicable law, including specific performance. The Subordinated Agent and the Subordinated Lenders agree that irreparable damage would occur if this Section 5j. was not performed in accordance with its specific terms or was otherwise breached, and that money damages would not be an adequate remedy, even if available. Each of the Subordinated Agent and the Subordinated Lenders agree that it will not oppose the granting of specific performance on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction to prevent breaches of, or to enforce specifically, the terms and provisions of this Agreement will not be required to post any bond or other security in connection with any such order.

k.    Classification.

(1)    The Senior Agent, each Senior Lender, the Subordinated Agent, each Subordinated Lender and the Obligors acknowledge and agree that, for the purposes of determining the allowance of any postpetition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law or otherwise, (1) the Senior Obligations and the Subordinated Obligations are separate claims; (2) the Senior Obligations are secured by a separate Lien on the Collateral on a senior priority basis with respect to a separate Lien on the Collateral securing the Subordinated Obligations; and (3) the Subordinated Obligations are secured by a separate Lien on the Collateral on a junior priority basis with respect to a separate Lien on the Collateral securing the Senior Obligations.

(2)    Neither the Subordinated Agent nor any Subordinated Lender shall object to, oppose, support any objection, or take any other action to impede, the right of the Senior Agent or any Senior Lender to make an election under Section 1111(b)(2) of the Bankruptcy Code. The Subordinated Agent and each Subordinated Lender waives any claim it may hereafter have against any senior claimholder arising out of the election by the Senior Agent or any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.    Modifications of Indebtedness.

a.    Amendments to the Senior Loan Documents and the Subordinated Loan Documents.

(1)    Senior Indebtedness. All Senior Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Indebtedness held by any Senior Lender or other holder of Senior Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives (i) notice of acceptance, or proof of reliance, by the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Indebtedness.

Nothing contained in this Agreement shall preclude the Senior Agent, the Senior Lenders or any holder of Senior Indebtedness from discontinuing the extension of credit to any Obligor (whether under the Senior Credit Agreement or otherwise) or from taking (without notice to the Subordinated Agent, any Subordinated Lender, any Obligor, or any other Person) any other action in respect of the Senior Indebtedness or the Collateral which the Senior Agent, such Senior Lender or such holder is otherwise entitled to take with respect to the Senior Indebtedness or the Collateral.

Anything in the Subordinated Loan Documents to the contrary notwithstanding but subject to the proviso below, the Senior Agent and the Senior Lenders shall have the right, without notice to or consent from the Subordinated Agent or any Subordinated Lender, to amend, waive, substitute, supplement or modify the Senior Indebtedness and the Senior Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise) and any increase in the amount of the Senior Indebtedness and/or any making available of additional extensions of credit as part of the Senior Indebtedness (regardless of whether such additional extensions of credit are of a new or different type than the extensions of credit available to the Obligors under the Senior Loan Documents), and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, consents and agrees to any such amendment, supplement or modification, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that without the prior written consent of the Subordinated Agent (which may or may not be given in its sole discretion), the Senior Agent, for and on behalf of itself and the Senior Lenders, agrees not to (i) amend, restate, supplement or modify any (x) obligation to prepay or repay the Senior Obligations, or (y) mandatory permanent reduction or termination of any outstanding commitments under the Senior Credit Agreement, in each case, in an amount equal to the net proceeds of an Underwriter Dividend (as defined in the Senior Credit Agreement (as in effect on the date hereof)) under and in accordance with the Senior Credit Agreement (as in effect on the date hereof) (including without limitation, pursuant to Section 2.2 of the Senior Credit Agreement (as in effect on the date hereof)), (ii) amend, restate, supplement or modify the Senior Loan Documents to prohibit the prepayment or repayment of the Senior Obligations and/or the replacement of any then unfunded commitments under the Senior Loan Documents, in each case, pursuant to any Additional Subordinated Lender Financing (as defined below), (iii) increase the commitments (or reinstate any cancelled commitments) under the Senior Loan Documents (as in effect on the date hereof) (including, without limitation, any increase in (or reinstatement thereof, to the extent cancelled) the “Term Loan Commitments” under the Senior Credit Agreement (as in effect on the date hereof)) (it being understood and agreed that no waiver of any Event of Default (as defined in the Senior Credit Agreement) or waiver of any condition precedent to any funding of loans under the Senior Credit Agreement shall constitute an increase or reinstatement of any commitments under the Senior Credit Agreement) or (iv) amend, restate, supplement or modify the assignment provisions or successor agency provisions under the Senior Loan Documents that would adversely affect any assignment of the rights and obligations of the Senior Lenders under the Senior Loan Documents to the Subordinated Lenders or the replacement of the Senior Agent with the Subordinated Agent under the Senior Loan Documents, as applicable, in accordance with the immediately succeeding paragraph.

In addition, notwithstanding anything herein to the contrary, the parties hereto agree that, at any time following a “Project Beacon Failure Event” (as defined in the Senior Credit Agreement), upon the written request of the Subordinated Agent, (i) the Senior Lenders will assign all of their rights and obligations (including unfunded commitments) under the Senior Loan Documents to the Subordinated Lenders, subject to such assignment being effected under and in accordance with the terms of assignment provisions of the Senior Loan Documents at a cash purchase price equal to 100% of the Senior Obligations (excluding Unasserted Contingent Indemnification Claims) then outstanding (assuming solely for this purpose that all unfunded commitments of the Senior Lenders were terminated upon the consummation of such assignment) and, solely for the purposes of determining such cash purchase price and determining the amount of outstanding obligations following such assignment, all principal, interest, prepayment premiums, commitment termination fees and other amounts that would be payable by the Obligors pursuant to the Senior Loan Documents in connection with a repayment, prepayment and/or commitment termination, as applicable , by the Obligors at such time shall be included in the purchase price payable by the Subordinated Agent and the Subordinated Lenders (it being understood and agreed that notwithstanding any commitment termination fees or other amounts included in such purchase price, all unfunded commitments under the Senior Credit Agreement shall be assumed by the Subordinated Lenders and shall continue to remain available to the Obligors pursuant to and in accordance with the terms and conditions of the Senior Loan Documents) and (ii) in connection with any assignment described in the foregoing clause (i), the Senior Agent will be replaced with the Subordinated Agent as agent under the Senior Loan Documents in accordance with the terms of Section 14.16 of the Senior Loan Agreement.  The Obligors hereby consent to any such assignment and replacement of agent in accordance with the terms of this paragraph, which consent shall be sufficient to satisfy any Obligor consent requirement set forth in the Senior Loan Documents in connection with such assignment and/or replacement of agent.

(2)    Subordinated Obligations.  All Subordinated Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all Subordinated Obligations held by the Subordinated Agent or any Subordinated Lender or other holder of Subordinated Obligations shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, the Senior Agent for and on behalf of itself and the other Secured Parties hereby waives notice of acceptance, or proof of reliance, by the Subordinated Agent or any Subordinated Lender or any other holder of Subordinated Obligations of this Agreement; provided, that any Subordinated Agent not party hereto agrees in writing to the terms of this Agreement on behalf of itself and the Subordinated Lenders.  Without the prior written consent of the Senior Agent, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees not to amend, restate, supplement or modify, in whole or in part, any terms or provisions of any Subordinated Loan Document in a manner that is inconsistent with this Agreement or the effect of which is or would be to: (i) increase the amount of the Subordinated Obligations or the Rami Payment Rights; provided however, that notwithstanding the foregoing, the Subordinated Agent may, at any time following a “Project Beacon Failure Event” (as defined in the Senior Credit Agreement), without the prior written consent of the Senior Agent or any of the Senior Lenders, provide additional debt financing to the Obligors on the same terms applicable to the Subordinated Loans under the Original Subordinated Credit Agreement (except as set forth therein) (any such financing, an “Additional Subordinated Lender Financing”) solely for the purposes of and in the amount necessary to repay in full all (but not less than all) of the then outstanding Senior Obligations (excluding Unasserted Contingent Indemnification Claims) and to replace all (but not less than all) of the then unfunded commitments (if any) (which shall be subject to the terms and conditions for funding applicable to the initial funding under the Original Subordinated Credit Agreement) so long as such Additional Subordinated Lender Financing is incurred concurrently with such repayment and replacement (if applicable); provided, further, that the Senior Agent and Senior Lenders acknowledge and agree that the incurrence and/or provision of such Additional Subordinated Lender Financing shall not be construed as an exercise of remedies prohibited hereunder or as an exercise of remedies pursuant to (or in respect of) the Subordinated Loan Documents, (ii) make earlier the dates upon which any payments in respect of the Subordination Obligations or the Rami Payment Rights are due and/or payable, (iii) change any redemption or prepayment provision in a manner adverse to an Obligor or add any new redemption or prepayment provision, (iv) make any covenant, default or event of default more restrictive or add any new covenant, default or event of default, in each case, with respect to the Subordinated Obligations or the Rami Payment Rights, unless a corresponding modification is consented to by the Required Lenders (as defined in the Senior Credit Agreement) or is not adverse to the Senior Lenders and is otherwise offered to the Senior Lenders; (v) cause any Person (other than the Obligors) to be obligated, whether primarily, secondarily or otherwise, on account of the Subordinated Obligations or the Rami Payment Rights, unless such Person also becomes so obligated on account of the Senior Obligations; or (vi) change or amend any other term of the Subordinated Loan Documents if such change or amendment would (A) result in a Default or Event of Default under the Senior Credit Agreement or (B) confer additional rights on Subordinated Agent not also conferred to Senior Agent.

b.    Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Senior Credit Agreement, or the creation or existence of any Senior Indebtedness; (iii) notice of the amount of the Senior Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase the Subordinated Agent’s or any Subordinated Lender’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to the Subordinated Agent under this Agreement) and demands to which the Subordinated Agent or any Subordinated Lender might otherwise be entitled.

(1)    To the fullest extent permitted by applicable law, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, waives the right by statute or otherwise to require the Senior Agent, any Senior Lender or any holder of Senior Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which the Senior Agent, any Senior Lender or any holder of Senior Indebtedness has or may have against any Obligor. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Senior Indebtedness has occurred (subject to the provisions of Section 5)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

(2)    To the fullest extent permitted by applicable law, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives: (i) any rights to assert against the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which the Subordinated Agent or any Subordinated Lender may now or at any time hereafter have against any Obligor or any other party liable to the Senior Agent, the Senior Lenders, any other holder of Senior Indebtedness; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Indebtedness, any Subordinated Obligations or any security for either; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness; and (iv) the benefit of any statute of limitations affecting the Subordinated Agent’s or any Subordinated Lender’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Subordinated Agent’s or any Subordinated Lender’s obligations hereunder.

(3)    Until such time as the Discharge of Senior Indebtedness shall have occurred, (i) the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives and postpones any right of subrogation it has or may have as against any Obligor with respect to any Senior Indebtedness; and (ii) in addition, the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby waives and postpones any right to proceed against any Obligor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to any Senior Indebtedness.

(4)    WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, THE SUBORDINATED AGENT AND EACH SUBORDINATED LENDER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF OR RELATED TO AN ELECTION OF REMEDIES BY SENIOR AGENT, SENIOR LENDERS OR ANY OTHER HOLDER OF SENIOR INDEBTEDNESS, EVEN IF SUCH ELECTION OF REMEDIES HAS IMPAIRED THE SUBORDINATED AGENT’S OR ANY SUBORDINATED LENDER’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

(5)    None of the Senior Agent, any Senior Lender or any other holder of Senior Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or, except as provided in Section 2 hereof, to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If the Senior Agent or any Senior Lender honors (or fails to honor) a request by the Obligors for an extension of credit pursuant to the Senior Credit Agreement or any of the other Senior Loan Documents, whether the Senior Agent or any Senior Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Senior Agent or any Senior Lender otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), neither the Senior Agent nor any Senior Lender shall have any liability whatsoever to the Subordinated Agent or any Subordinated Lender as a result of such action, omission, or exercise. The Senior Agent and the Senior Lenders will be entitled to manage and supervise the loans and extensions of credit under the Senior Loan Documents as the Senior Agent and the Senior Lenders may, in their sole discretion, deem appropriate, and the Senior Agent, each Senior Lender and each other holder of Senior Indebtedness may manage the loans and extensions of credit under the Senior Loan Documents without regard to any rights or interests that the Subordinated Agent or any Subordinated Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that none of the Senior Agent, any Senior Lender or any other holder of Senior Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms of this Agreement. The Senior Agent, each Senior Lender and each holder of Senior Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, waives any and all rights it may have to require the Senior Agent, any Senior Lender or any holder of Senior Indebtedness to marshal assets, to exercise rights or remedies in a particular manner or order, or to forbear from exercising such rights and remedies in any particular manner or order.

c.    Refinancings. Any of the Senior Obligations and the Subordinated Obligations and the agreements or indentures governing them may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Loan Document or any Subordinated Loan Document) of any Secured Party (as defined in the Senior Credit Agreement or the Subordinated Credit Agreement, as applicable), all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that (i) the holders of any such Refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing (to the extent they are not already so bound) to the terms of this Agreement pursuant to such Refinancing documents or agreements (including amendments or supplements to this Agreement) as each Senior Agent or Subordinated Agent, as applicable, shall reasonably request and in form and substance reasonably acceptable to such Senior Agent or Subordinated Agent, as applicable, and (ii) the terms of such Senior Obligations or the Subordinated Obligations, as applicable, as so Refinanced would not be prohibited by Section 6.a hereof if incorporated in the applicable documentation being Refinanced (any Refinancing of such Senior Obligations or the Subordinated Obligations, as applicable, meeting the foregoing requirements of this Section 6.c, a “Permitted Refinancing”). In connection with any Permitted Refinancing contemplated by this Section 6.c, this Agreement may be amended at the request and sole expense of the Borrower, and without the consent of any Secured Party (as defined in the Senior Credit Agreement or the Subordinated Credit Agreement, as applicable), (a) to add parties (or any authorized agent or trustee therefor) providing any such Refinancing, (b) to confirm that such Refinancing indebtedness in respect of any Senior Obligations shall have the same rights and priorities in respect of any Collateral (as defined in the Subordinated Loan Documents) in relation to the Senior Obligations and the Subordinated Obligations as the indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing and (c) to confirm that such Refinancing indebtedness in respect of any Subordinated Obligations shall have the same rights and priorities in respect of any Collateral (as defined in the Senior Loan Documents) in relation to the Senior Obligations and the Subordinated Obligations as the indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing.

7.    Payments Received by any Subordinated Lender. Except as permitted in Section 4 hereof, if at any time prior to the date upon which the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent or any Subordinated Lender receives (i) any Collateral or proceeds of any Collateral (including, any adequate protection payments or plan distributions pursuant to the Bankruptcy Code) or (ii) any payment or distribution on account of the Subordinated Obligations that is not permitted to be made or received hereunder, the Subordinated Agent or such Subordinated Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of the Secured Parties and shall segregate the same and forthwith deliver (and with any cost and expense incurred in connection therewith being added to the Subordinated Obligations) such payment, distribution, or proceeds to the Senior Agent in precisely the form received (except for the endorsement or assignment by the Subordinated Agent or any Subordinated Lender where necessary), for application on any of the Senior Indebtedness, whether then due or yet to become due. In the event of the failure of the Subordinated Agent or any Subordinated Lender to make any such endorsement or assignment to the Senior Agent, the Senior Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, hereby irrevocably appoints the Senior Agent as its lawful attorney in fact for the purpose of enabling the Senior Agent to make such endorsement or assignment in the name of the Subordinated Agent or any Subordinated Lender.

8.    Application of Proceeds of Collateral. All Collateral, all Proceeds and all distributions received in any Insolvency Proceeding (including any adequate protection payments or plan distributions), received by any of the Senior Agent, the Senior Lenders or the Subordinated Agent or the Subordinated Lenders in connection with any Exercise of Secured Creditor Remedies shall be applied:

first, to the payment of the Senior Obligations in accordance with the Senior Loan Documents until the Discharge of Senior Indebtedness shall have occurred,

second, to the payment of the fees, costs and expenses of the Subordinated Agent and the other Subordinated Obligations in accordance with the Subordinated Credit Agreement and the Subordinated Loan Documents, and

third, the balance, if any, to the Obligors or to whosoever may be lawfully entitled to receive the same or as court of competent jurisdiction may direct.

9.    Senior Indebtedness Unconditional. All rights of the Senior Agent hereunder, and all agreements and obligations of the Subordinated Agent, each Subordinated Lender and each Obligor (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)         any lack of validity or enforceability of any Senior Loan Document;

(ii)         any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Indebtedness, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Loan Document;

(iii)         any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Indebtedness or any guarantee or guaranty thereof; or

(iv)         any exercise or delay in or refrain from exercising any right or remedy, any election of remedies, any taking or failure to take any Liens or additional Liens, as well as any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Senior Indebtedness, or of the Subordinated Agent, any Subordinated Lender, or any Obligor, to the extent applicable, in respect of this Agreement (other than the Discharge of Senior Indebtedness).

10.    Subordinated Obligations Unconditional. Subject to compliance with the terms of this Agreement, all rights of the Subordinated Agent and the Subordinated Lenders hereunder, and all agreements and obligations of the Senior Agent and the Obligors (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)         any lack of validity or enforceability of any Subordinated Loan Document;

(ii)         any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Subordinated Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Subordinated Loan Document;

(iii)         any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Subordinated Obligations or any guarantee or guaranty thereof; or

(iv)         any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Subordinated Obligations, or of the Senior Agent, or any Obligor, to the extent applicable, in respect of this Agreement.

11.    Representations. The Senior Agent represents and warrants to the Subordinated Agent and the Subordinated Lenders that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the other Secured Parties and (b) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Senior Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles. The Subordinated Agent represents and warrants to the Senior Agent and the Senior Lenders that (i) it has the requisite power and authority under the Subordinated Credit Agreement to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Subordinated Lenders, and (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Subordinated Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

12.    Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by the Senior Agent and the Subordinated Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.    Instrument Legends. The Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, agrees that each of the Subordinated Loan Documents and the face of any other instrument evidencing the Subordinated Obligations or any portion thereof or any security therefor, in each case, entered into, executed, amended, restated, amended and restated, supplemented or modified after the date hereof, shall include the legend set forth below (or language to a similar effect approved by the Senior Agent), and copies thereof shall be delivered to the Senior Agent.

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to or in connection with this Agreement, the terms of this Agreement or any other Loan Document, and the exercise of any right or remedy by the Agent hereunder or thereunder are subject to the provisions of the Intercreditor and Subordination Agreement, dated as of April 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), among Alter Domus (US) LLC, as the Senior Agent, and Hudson Structured Capital Management, Ltd., as the Subordinated Agent. In the event of any conflict between the terms of the Subordination Agreement and this Agreement or any other Loan Document, the terms of the Subordination Agreement shall control.”

14.    Additional Remedies. If the Subordinated Agent or any Subordinated Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, the Senior Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by the Subordinated Agent or any Subordinated Lender. If the Senior Agent or any Senior Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, the Subordinated Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by the Senior Agent or any Senior Lender.

15.    Further Assurances.  Upon the Senior Agent’s written request, the Subordinated Agent and each Subordinated Lender will promptly take all actions which the Senior Agent reasonably believes appropriate to carry out the purposes and provisions of this Agreement and any costs and expenses incurred in connection therewith shall be at the expense of the Secured Parties (as defined in the Senior Credit Agreement) and, solely to the extent not otherwise paid by the Obligors, shall be added to the Senior Obligations, except to the extent the Subordinated Agent or any Subordinated Lender shall have violated this Agreement, in which case such cost and expenses shall be at the expense of the Subordinated Agent and added to the Subordinated Obligations.

16.    Information Concerning Financial Condition. The Senior Agent hereby assumes, for and on behalf of itself and the Senior Lenders, and the Subordinated Agent, for and on behalf of itself and the Subordinated Lenders, shall, without imposing any duty not expressly set forth in the Subordinated Credit Agreement or Subordinated Loan Documents, be responsible for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or the Subordinated Obligations, and the Senior Agent and the Subordinated Agent hereby agrees that no party has and shall have a duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Senior Agent or the Subordinated Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to such other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any information which, pursuant to its commercial finance practices, the Senior Agent or the Subordinated Agent wishes to maintain confidential.

17.    No Warranties or Liability. The Senior Agent acknowledges and agrees, for and on behalf of itself and the other Secured Parties, and the Subordinated Agent acknowledges and agrees, for and on behalf of itself and the Subordinated Lenders, that it has not made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or the Subordinated Obligations or any liens or security interests held in connection therewith. Except as otherwise provided in this Agreement, the Senior Agent and the Subordinated Agent will be entitled to manage and supervise their respective extensions of credit to any Obligor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

18.    Third Party Beneficiaries. This Agreement is solely for the benefit of the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders and their respective successors and assigns, and neither any Obligor nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. The Senior Agent and the Subordinated Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person.

19.    No Impairment. Nothing in this Agreement is intended to or shall impair, as between Obligors and the Subordinated Lenders, the obligation of Obligors, which is absolute and unconditional, to pay the Subordinated Obligations as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Subordinated Lenders and creditors of Obligors other than the Senior Agent and the Senior Lenders. Notwithstanding anything to the contrary herein or in any Senior Loan Document or any Subordinated Loan Document, the Obligors shall not be required to act or refrain from acting pursuant to any Subordinated Loan Document with respect to any Collateral (as defined in the Senior Credit Agreement) in any manner that would cause a default under any Senior Loan Document or which is in violation of this Agreement.

20.    Subrogation. Solely after the Discharge of Senior Indebtedness shall have occurred, the Subordinated Agent and the Subordinated Lenders shall be subrogated to the rights of the Senior Agent and the Senior Lenders to the extent that distributions otherwise payable to the Subordinated Agent and the Subordinated Lenders have been applied to the payment of the Senior Indebtedness in accordance with the provisions of this Agreement, it being understood that the provisions of this Agreement are, and are intended solely, for the purposes of defining the rights of the Subordinated Agent and the Subordinated Lenders, on the one hand, and the Senior Agent and the Senior Lenders, on the other hand. The Senior Agent and the Senior Lenders shall have no obligation or duty to protect the Subordinated Agent’s or any Subordinated Lender’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness be liable for any loss to, or impairment of, any subrogation rights held by the Subordinated Agent or any Subordinated Lender.

21.    Notices. All demands, notices, and other communications provided for hereunder shall be in writing and:

if to the Subordinated Agent, mailed or sent by telecopy or e-mail thereto, addressed to it as follows:

Hudson Structured Capital Management Ltd.

2187 Atlantic Street

Stamford, CT 06902

Email: [****]

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Attention: [****]

E-mail: [****]

and if to the Senior Agent, mailed or sent by telecopy or e-mail thereto, addressed to it as follows:

Alter Domus (US) LLC

225 West Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: [****] and Legal Department

E-mail: [****]

with a copy (which shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019-9710

Attention: [****]

E-mail: [****]

or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 20. All such demands, notices and other communications shall be effective, when mailed, three Business Days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next Business Day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid. Notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

22.    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 and 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

23.    CONSENT TO JURISDICTION. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT LOCATED IN THE COUNTY OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT OR EACH SENIOR LENDER, AS APPLICABLE, AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

24.    WAIVER OF JURY TRIAL. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. SUBORDINATED AGENT, EACH SUBORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS OR THE SUBORDINATED LOAN DOCUMENTS, AS APPLICABLE, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE SUBORDINATED AGENT, EACH SUBRORDINATED LENDER, SENIOR AGENT AND EACH SENIOR LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

25.    Successors and Assigns.

a.    This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof. All references to any Obligor shall include any Obligor as debtor-in-possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.

b.    Any Senior Lender may, from time to time, without notice to the Subordinated Agent or any Subordinated Lender, assign or transfer any or all of the Senior Indebtedness or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Indebtedness shall, subject to the terms hereof, be and remain Senior Indebtedness for purposes of this Agreement, and every assignee or transferee of any of the Senior Indebtedness or of any interest therein shall be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be subject to and entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

c.    In connection with any assignment or transfer of any or all of the Senior Indebtedness, the Subordinated Agent and each applicable Subordinated Lender agrees to execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third person who succeeds to or refinances, replaces or substitutes for any or all of the Senior Lenders’ financing of any of Obligors, whether such successor or replacement financing occurs by transfer, assignment, “takeout” or any other means or vehicle and such cost and expense incurred by the Subordinated Agent and each applicable Subordinated Lender in connection therewith shall be added to the Subordinated Obligations.

d.    Any Subordinated Lender may, from time to time, with five (5) Business Days prior written notice to the Senior Agent, assign or transfer any or all of the Subordinated Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Subordinated Obligations shall, subject to the terms hereof, be and remain Subordinated Obligations for purposes of this Agreement, and every assignee or transferee of any of the Subordinated Obligations or of any interest therein shall (i) be bound by the subordination provided under this Agreement (ii) be subject to and entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto, and (iii) execute and deliver to the Senior Agent a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such person to be bound by the terms of this Agreement.

26.    Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

27.    Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be equally effective as delivery of an original executed counterpart. The words “execution,” “signed,” “signature” and words of like import in any Subordinated Loan Document or any Senior Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

28.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

29.    Severability. Any provision of this Agreement that is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

30.    Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Subordinated Loan Document or any Senior Loan Document, on the other hand, this Agreement shall control and prevail.

31.    Termination. This Agreement shall continue in full force and effect until the Discharge of Senior Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 5.a.(2).

32.    Concerning the Senior Agent. The Senior Agent is entering into this Agreement solely in its capacity as Agent under the Senior Credit Agreement and not in its individual or corporate capacity. In acting hereunder, the Senior Agent shall be entitled to all of the rights, privileges, exculpations, indemnities and immunities set forth in the Senior Credit Agreement as if such rights, privileges, exculpations, indemnities and immunities were set forth herein.

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IN WITNESS WHEREOF, the Senior Agent, for and on behalf of itself and the other Secured Parties, and the Subordinated Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

ALTER DOMUS (US) LLC, as the Senior Agent

By:	/s/ Winnalynn N. Kantaris
Name: Winnalynn N. Kantaris
Title: Associate General Counsel

[Signature Page to Intercreditor and Subordination Agreement]

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., as the Subordinated Agent

By:	/s/ Gokul Sudarsana
Name: Gokul Sudarsana
Title: Chief Actuary

[Signature Page to Intercreditor and Subordination Agreement]

ACKNOWLEDGMENT

Each of the Original Obligors hereby acknowledges that it has received a copy of the foregoing Intercreditor and Subordination Agreement and consents thereto, agrees to recognize all rights granted thereby to the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each of the Original Obligors further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary thereof. This Acknowledgment has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

STATES TITLE HOLDINGS, INC.

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

SPEAR AGENCY ACQUISITION INC., a Delaware corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

STATES TITLE, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

TITLE AGENCY HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

NASSA LLC, a Florida limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

NORTH AMERICAN ASSET DEVELOPMENT, LLC, a California limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF NEW JERSEY, INC., a New Jersey corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF ARIZONA, INC., an Arizona corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF FLORIDA, INC., a Florida corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF ILLINOIS, INC., an Illinois corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF MINNESOTA, INC., a Minnesota corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

DOMA TITLE AGENCY OF NEVADA, a Nevada corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF TEXAS, INC., a Texas corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

NORTH AMERICAN TITLE COMPANY OF COLORADO, a Colorado corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: Executive Vice President

NORTH AMERICAN TITLE OF CALIFORNIA, INC., a California corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF INDIANA, LLC, an Indiana limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA INSURANCE AGENCY OF UTAH, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

DOMA INSURANCE AGENCY, INC., a Delaware corporation

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA TECHNOLOGY LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

DOMA CORPORATE, LLC, a Delaware limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]

DOMA TRUSTEE SERVICES, LLC, a Virginia limited liability company

By:	/s/ Max Simkoff
Name: Maxwell Simkoff
Title: President and Chief Executive Officer

[Signature Page to Intercreditor and Subordination Agreement]